UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d)

OF THE

SECURITIES EXCHANGE ACT OF 1934

November 30, 2023

Date of report (Date of earliest event reported)

KIDOZ INC.

(Exact Name of Registrant as Specified in Its Charter)

Canada	333-120120-01	98-0206369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 220, 1685 West 4th Avenue

Vancouver, BC, V6J 1L8

Canada

(Address of Principal Executive Offices)

(888) 374-2163

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock without par value	KIDZ	Toronto Venture Stock Exchange - (TSX-V)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

ANNUAL GENERAL MEETING

At the Annual General Meeting of the Shareholders held on November 30, 2023, in Vancouver, Canada, the shareholders of the Company:

(a) Elected to set the number of directors to be 6.

FOR	AGAINST	NOT VOTED
48,285,949	25,489	Nil

(b) Elected the following persons to serve as directors until the next annual meeting or until their successors are duly qualified:

Mr. T. M. Williams

Mr. J. M. Williams

Mr. E. Ben Tora

Ms. F. Curtis (Non Executive Director)

Mr. C. Kalborg (Non Executive Director)

Mr. M. David (Non Executive Director)

Election of the Directors of the Company.

NOMINEE	FOR	WITHHOLD	NOT VOTED
Mr. T. M. Williams	47,344,236	9,750	957,452
Mr. J. M. Williams	47,344,236	9,750	957,452
Mr. E. Ben Tora	47,345,036	8,950	957,452
Ms. F. Curtis	47,343,098	10,888	957,452
Mr. C. Kalborg	47,345,036	8,950	957,452
Mr. M. David	47,345,236	8,750	957,452

(c) Approved the selection of Davidson & Company LLP, Chartered Accountants as the Company’s independent auditors for the fiscal year ending December 31, 2023.

FOR	WITHHOLD	NOT VOTED
48,294,809	16,629	nil

(d) The ratification of the existing 2015, 10% Rolling Stock Option plan, as set out in Schedule B to the Proxy Statement was approved.

FOR	AGAINST	NOT VOTED
46,304,936	1,049,050	957,452

Mr. Jason Williams will continue as CEO of the Kidoz Inc. organization and Mr. T. M. Williams, will continue to serve as Chairman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIDOZ INC.
(Registrant)

Date : November 30, 2023	By:	/s/ J. M. Williams
J.M. WILLIAMS,
CEO